Teaming Agreement

Between

Lockheed Martin Distribution Technologies

And

Guardian Technologies International, Inc.

TEAMING AGREEMENT

BETWEEN

LOCKHEED MARTIN DISTRIBUTION TECHNOLOGIES

AND

GUARDIAN TECHNOLGIES

ARTICLE 1:  DEFINITIONS

4

ARTICLE 2:  FORMATION OF THE TEAM

6

ARTICLE 3:  RELATIONSHIP OF THE PARTIES

6

ARTICLE 4:  PROPRIETARY INFORMATION DISCLOSURE

7

ARTICLE 5:  RESPONSIBILITIES OF THE PARTIES

7

ARTICLE 6:  INDUSTRIAL PARTICIPATION AND LICENSING

9

ARTICLE 8:  EXPORT CONTROLS

10

ARTICLE 9:  DISPUTE RESOLUTION

10

ARTICLE 10:

LIMITATION OF LIABILITY

10

ARTICLE 11:  TERMINATION

11

ARTICLE 12:  CUSTOMER DIRECTION

12

ARTICLE 13:  INVENTIONS AND PATENTS

13

ARTICLE 14:  RELEASE OF INFORMATION

13

ARTICLE 15:  ASSIGNMENT

13

ARTICLE 17:  NOTICES

14

ARTICLE 18:  GOVERNING LAW

14

ARTICLE 19:  INDEMNIFICATION

14

ARTICLE 20:  ENTIRE AGREEMENT

15

ARTICLE 21:  SEVERABILITY

15

ARTICLE 22:  COUNTERPARTS

15

ATTACHMENT  1

16

PROPRIETARY INFORMATION AGREEMENT

16

ATTACHMENT  2

17

DESCRIPTION OF WORKSHARE

17

TEAMING AGREEMENT

BETWEEN

LOCKHEED MARTIN DISTRIBUTION TECHNOLOGIES

AND

GUARDIAN TECHNOLOGIES  INTERNATIONAL, INC.

THIS AGREEMENT is made by and between Lockheed Martin Corporation, a corporation organized and existing under the laws of the State of Maryland acting through its business unit Lockheed Martin Systems Integration-Owego d/b/a Lockheed Martin Distribution Technologies with offices at 1801 State Route 17C, Owego, NY 13827-3998 (hereinafter “LMDT” or “Party”) and Guardian Technologies International, Inc., a corporation organized and existing under the laws of the State of Virginia with offices at 21351 Ridgetop Circle, Suite 300, Dulles, VA 20166 (hereinafter “GUARDIAN” or “Party”).  LMDT and GUARDIAN will be collectively referred to as “the Parties.”    This Agreement shall apply to, and be enforceable against only the Lockheed Martin Systems Integration-Owego business unit and no other business unit, company, division, affiliate, subsidiary or other element of the Lockheed Martin Corporation.

BASIS FOR AGREEMENT

Whereas, the Department of Homeland Security (DHS), Transportation Security Administration (TSA) (hereinafter Agency or Customer) has a need to improve checkpoint  threat detection capabilities;

Whereas, it is anticipated that the Customer will issue a solicitation to purchase and deploy an enhanced checkpoint threat detection capability to detect explosives and explosive devices in baggage as it passes through airport security checkpoints, (hereafter referred to as “PinPoint Enhancement”).

Whereas, the Parties will provide an enhanced PinPoint TM technology solution which will meet the needs of the Customer for detection of explosives and explosive devices in baggage passing through airport security checkpoints.

Whereas, LMDT is experienced in the design, development, production, implementation,  of threat detection and material handling solutions and possesses related proprietary technical data and technical know-how that is valuable and unique to LMDT;

Whereas, GUARDIAN is experienced in the design and development of threat detection technologies and possesses related proprietary technical data and technical know-how that is valuable and unique to GUARDIAN;

Whereas, LMDT and GUARDIAN have unique and complementary backgrounds and capabilities that, together, will enhance the likelihood of achieving  the Customer objective, reduce technical and financial risk to the Customer, and ensure the maximum potential for providing a competitive proposal for the PinPoint Enhancement procurement;

Whereas, the Parties recognize the efficiency and benefits of teaming and wish to team for the purpose of competitively responding to the PinPoint Enhancement and performing any resulting contract(s).

NOW, THEREFORE, in consideration of mutual promises contained herein and subject to the terms and conditions hereof, GUARDIAN and LMDT agree as follows:

ARTICLE 1:  DEFINITIONS

Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and the plural forms:

A.

“Contract” means a prime contract awarded to the LMDT team for PinPoint Enhancement, including options and task orders issued in connection with any such prime contract, regardless of the task order issue date, and includes any subsequent phases of such prime contract or any follow-on contract issued to LMDT.

B.

“Price-To-Win” means the target bid price established by the LMDT team based on market and competitor assessments for the Procurement and includes, without limitation, the related terms, conditions and technical performance requirements.

C.

“Procurement” means the entire process pursuant to which the Customer procures, selects, designs,  develops, and implements PinPoint Enhancement, including but not limited to any and all pre-proposal activity, the submission of proposals and the conduct of negotiations (if any) with the Customer , and qualification testing (if any).

D.

“Technical Data” means recorded information, regardless of the form or method of the recording, of a scientific or technical nature relating to the Procurement.

E.

 “Technical Know-How” means all recorded and unrecorded information and knowledge relating to the design, development or production related to the Procurement, including but not limited to the knowledge gained from experience in the design, development, or production of an article that is necessary or helpful in interpreting, applying or interrelating technical data and computer software relating to the Procurement.

F.

"Public Law 85-804" means the policies and procedures for entering into, amending or modifying contracts in order to facilitate the national defense under the extraordinary emergency authority granted by Public Law 85-804 (50 U.S.C. 1431-1434).

G.

"SAFETY Act" means the "Support Anti-Terrorism by Fostering Effective Technologies Act of 2002".

ARTICLE 2:  FORMATION OF THE TEAM

LMDT and GUARDIAN hereby team for the purposes of competing for the Procurement described above. LMDT shall be the prime contractor and GUARDIAN shall be the subcontractor for the specified scope of work described in Attachment 2.  GUARDIAN agrees to work exclusively with LMDT for the Procurement and not contract with any third party to perform work related to this Procurement as set forth in Attachment 2.  However, nothing in this Agreement shall be construed as prohibiting GUARDIAN from selling its standard commercial products or services to others in the normal course of its business.

ARTICLE 3:  RELATIONSHIP OF THE PARTIES

3.1

LMDT and GUARDIAN shall act as independent contractors in the performance of this Agreement and neither Party shall act as agent for or partner of the other Party without the prior written consent of the other Party.  Nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership, or formal business agency of any kind, and the rights and obligations of the Parties shall be limited to those expressly set forth in this Agreement.  Nothing contained in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both Parties.

3.2

This Agreement has been entered into solely for the benefit of the Parties and is not intended to create any legal, equitable, or beneficial interest in any third party, including any customer, or to vest in any third party any interest with respect to the enforcement of performance of this Agreement.  The Parties agree that no third party has any legal interest in any dispute and further agree that neither will assert in any action or proceeding to resolve such dispute that any third party is necessary or indispensable to such proceeding or to a determination of the relief to be granted.

3.3

Each Party shall bear its own costs, expenses, risks, and liabilities incurred in connection with pursuit of the Procurement, including but not limited to, pre-proposal or pre-bid activity, submission, and sustaining of proposals or bids, the selection and negotiation process.

ARTICLE 4:  PROPRIETARY INFORMATION DISCLOSURE

4.1

Any exchange of Proprietary Information between the Parties shall be governed by the Proprietary Information Agreement and Supplement(s) dated January 12, 2004, annexed hereto as Attachment 1.

ARTICLE 5:  RESPONSIBILITIES OF THE PARTIES

5.1

The Parties in good faith will carry out the obligations set forth in this Agreement.  They shall exert all reasonable and proper efforts to secure selection of LMDT as the prime contractor and GUARDIAN for the subcontractor for the Procurement.  The Parties shall:

5.1.1

collaborate in establishing the Price-To-Win targets based on the workshare as described in Attachment 2.  In the event the Parties are unable to agree on a Price-To-Win target(s), LMDT reserves the right to establish a reasonable Price-To-Win; and

5.1.2

collaborate in re-allocating workshare in the manner best suited to winning the Procurement if the Agency materially changes the requirements.

5.1.3

review in six month increments during the term of this Agreement, work in progress, planning activities and results to-date to determine the effectiveness of the Procurement process and either party can request the alteration of the roles and responsibilities.

5.2

As prime contractor for the LMDT-GUARDIAN team and in connection with the Procurement, LMDT shall prepare all proposals, bids or other submissions required or requested by the Customer , provided, however, that LMDT may, in its sole discretion, choose not to submit any proposals, bids, or other submissions.  In performing this responsibility,   LMDT shall:

5.2.1

maintain exclusive responsibility for all prime proposal activities, negotiation of the Contract, performance of the Contract;

5.2.2

    subject to Section 5.3.4 below, be exclusively responsible for all Customer communications; and

5.2.3

unless the Government requests competition for the work to be performed by GUARDIAN pursuant to Attachment 2, negotiate in good faith and after mutual agreement of subcontract terms between the Parties which are to include, specifications, statement of work, and financial terms, including a competitive price, award a subcontract to GUARDIAN, for the performance of such portion of the contractual effort as identified in Attachment 2.  Any negotiated subcontract shall be subject to the approval of the Customer.  GUARDIAN shall accept all required flow-down provisions from the prime contract.

5.3

   GUARDIAN shall:

5.3.1  timely respond to all requests for data and information, including without limitation,     engineering, management, technical, and cost or pricing data information as defined by FAR 15.401 or applicable FAA Acquisition Guidelines and Rules  as well as exhibits, designs, Technical Data, Technical Know-How, and plans to facilitate the successful competition for the Procurement and performance of the Contract;

5.3.2

timely prepare and deliver formal, firm, competitive and responsive subcontract proposals in response to all requests issued by LMDT to GUARDIAN in connection with the Procurement;

5.3.3

modify or update any proposals, bids or other information furnished to LMDT by GUARDIAN in the discharge of its responsibilities;

5.3.4

assist, as directed by LMDT, in negotiations and other communications with Customer, including periodic proposal, technical, and management reviews and presentations, as well as in the reasonable marketing and public relations aspects of the Procurement;

5.3.5

in the event of award to LMDT of the Contract, negotiate in good faith a subcontract to perform the work mutually agreed to in accordance with paragraph 5.2.3 above, for that portion of the effort as identified in Attachment 2;

5.3.6

provide a sufficient number of competent personnel at LMDT’s facilities to assist in the effective and timely integration of GUARDIAN’s data and materials into the proposal and provide access to LMDT at GUARDIAN’s facilities as may be necessary to carry out any of the purposes of this Agreement; and

5.3.7

cooperate with LMDT to ensure the success of the LMDT-GUARDIAN team in the competition for the Procurement.

5.4

In the event either Party pursues the Procurement outside of this team, such Party  agrees (1) to  prevent  any officer, director, employee, agent, or representative of such Party who had direct access to or participation in any activity under or related to this Agreement from participating in the outside team, and (2) to prevent the use of Technical Data or Technical Know-How related to the Procurement, and received pursuant to this Agreement,  in an effort to pursue this Procurement or to secure award of the Contract outside of this team.

5.5

Any obligation to award a subcontract order under this Agreement shall be conditioned upon GUARDIAN performing the pre-award responsibilities delineated in this Agreement; the inclusion of GUARDIAN products or services in the LMDT Program solution; and upon LMDT receiving in a timely manner a competitive and responsive price quote from GUARDIAN.

ARTICLE 6:  INDUSTRIAL PARTICIPATION AND LICENSING

[Reserved]

ARTICLE 7:  BUSINESS ETHICS

Each Party hereto represents that it will comply with the United States Foreign Corrupt Practices Act in connection with the performance of the activities contemplated by this Agreement.  The Parties further agree that they will not directly or indirectly pay, offer or authorize payment of anything of value (either in the form of compensation, gift, contribution or otherwise) to any person, entity or organization contrary to applicable law, including the laws of the United States, or which creates the appearance of impropriety.

ARTICLE 8:  EXPORT CONTROLS

8.1

Technical data exchanged hereunder may be subject to U.S. export control laws and regulations.  Accordingly, the Parties shall not transfer technical data received under this Agreement to any foreign person, country, foreign subsidiary or parent corporation, without specific authorization from the disclosing party and pursuant to an appropriate U.S. Government agency license.

ARTICLE 9:  DISPUTE RESOLUTION

9.1

    The Parties agree to exercise their best efforts to resolve any dispute arising hereunder by negotiation.  In the event the Parties are not able to amicably resolve any such dispute, the case will be resolved through use of alternative dispute resolution (ADR) techniques.  ADR shall mean any procedure or combination of procedures voluntarily used by agreement of the parties to resolve issues in controversy without the need for litigation; these procedures include, but are not limited to, settlement negotiations, conciliation, fact-finding/negotiations aided by a third party, mediation, mini-trials, or arbitration.  An outside neutral (third party), when used by agreement of the parties shall be selected by mutual agreement of the parties based upon the neutral’s:  (i) willingness to serve, (ii) acceptability to both parties, and (iii) acceptability to the parties of the neutral’s terms.  All proceedings shall be in the English language.  The laws of the State of New York shall be applicable, together with applicable Government contract law principles including, but not limited to, any required certifications (e.g., a Section 813 Certification (10 USC  §2410) for claims over $100,000, and/or a FAR 52.233-1(g) Contract Disputes Act certification).  ADR shall take place in Loudoun County, Virginia.  The parties shall share equally in the fees and expenses of an outside neutral.

9.2

Judgment upon the award rendered may include compensatory damages against any Party, but under no circumstances will special, consequential, punitive or multiple damages including, but not limited to, lost profits be authorized, made or paid.

ARTICLE 10: LIMITATION OF LIABILITY

In the event of any material breach by either Party of its obligations under this Agreement, such Party shall be liable for the direct damages suffered by the other Party which are caused by such breach in accordance with applicable law.  In no event shall either Party be liable for consequential, incidental, or special (including multiple or punitive) damages of any kind, including, but not limited to, lost orders, sales or profits.

ARTICLE 11:  TERMINATION

11.1

This Agreement shall terminate and have no further effect, except with respect to the provisions entitled “Proprietary Information Disclosure,” (incorporated herein by reference) which shall survive for the period specified in the Attachment, upon the occurrence of any of the following events:

11.1.1     mutual written agreement signed by both Parties;

11.1.2

at the option of LMDT, if GUARDIAN’s proposal fails to meet LMDT’s Price-To-Win target

11.1.3

Award of a contract to LMDT under the Program, and

11.1.3.1

Issuance to GUARDIAN of a subcontract as contemplated herein; or

11.1.3.2

Failure of the Government to consent to the award of a

subcontract to GUARDIAN;

11.1.3.3

Direction by the Government to utilize an acquisition source other than GUARDIAN for a substantial portion of the products and services described in Attachment 2; or

11.1.3.4

Failure of LMDT and GUARDIAN to arrive at a mutually agreeable subcontract after negotiation in good faith.

11.1.4

Request from the U.S. Government to either Party to participate with one or more other contractors on the Program ;

11.1.5

Official announcement that an award under the RFP contemplated by this Agreement has been made to a contractor other than LMDT or that LMDT is no longer being considered for award.  However, in the event of a protest of such award to the General Accounting Office, a Government agency, or a court, this Agreement shall remain in force and effect until such time as the protest has been resolved and the Contract has been awarded to any contractor other than the team;

11.1.6

LMDT electing not to submit any proposals, bids or other submissions in response to the Procurement;

11.1.7

if either Party has its security clearance revoked, files for bankruptcy, is debarred or suspended by competent authority, if such debarment or suspension precludes the participation by such Party in pursuing this Teaming Agreement.

11.1.8

expiration of 3 years from the date of this Agreement.

11.1.9

The good faith determination by either Party that an organizational conflict-of-interest will exclude the other Party from participation as a prime contractor/vendor, or that such a conflict-of-interest places participation of the team on the Program in jeopardy; or

11.1.10

At LMDT’s sole election, upon a change in control of the other Party, whether by merger, divestiture, acquisition, operation of law or otherwise; or

11.1.11

A material breach of this Agreement by either Party that is not corrected within ten (10) calendar days after receipt of written notice of such breach provided by the other Party, at the discretion of the non-breaching Party.

11.1.12

At LMDT’s sole election, if adequate liability coverage is not obtained pursuant to P.L. 85-804 and/or the SAFETY Act.

11.2

In any event, any subcontract issued by LMDT to GUARDIAN as contemplated by this Agreement shall supersede all terms and conditions hereof.

ARTICLE 12:  CUSTOMER DIRECTION

It is understood that LMDT may be required by the Customer to place the work contemplated as GUARDIAN’s responsibility pursuant to Attachment 2 with another source, or to request that work be bid on a competitive basis. In such a situation, LMDT shall have no further obligation to GUARDIAN, except with respect to obligations undertaken pursuant to Attachment 1, Proprietary Information Agreement.

ARTICLE 13:  INVENTIONS AND PATENTS

13.1 Except as otherwise provided in this Agreement, it is mutually understood and agreed that neither Party shall acquire, directly or by implication, any rights in, or license under, any present or future copyrighted works, patents, trade secrets and inventions and/or Proprietary or Confidential Information or other intellectual property rights of the other Party developed, authored, conceived, or reduced to practice prior to or subsequent to the date of this Agreement, including, but not limited to, inventions described and claimed in applications for United States Letters Patent filed prior to the date of this Agreement.

13.2 Subject to any rights of the Customer, each Party shall retain title to any data, information, copyrighted works, trade secrets or inventions if developed, authored, conceived, or reduced to practice independently and solely by that Party during the performance of this Agreement. Any inventions jointly made by the employees of each Party in the course of the proposal effort shall be jointly owned by the Parties, without accounting, between them.  LMDT shall have the primary right to file such patent applications, including domestic and foreign, as it may deem appropriate in the name of both Parties.  In the event LMDT elects not to file any such patent applications, GUARDIAN shall have the right to do so.  With respect to inventions conceived by employees of one Party acting alone in the course of the proposal effort, such Party shall have the exclusive right to file patent applications in its own name, and in such event a royalty-free, non-exclusive, irrevocable license to make, have made, use and sell the invention shall be granted to the other Party only to the extent necessary for the performance of the Contract.

ARTICLE 14:  RELEASE OF INFORMATION

Publications or releases to news media or to the general public, including advertising, relating to GUARDIAN’s support to LMDT on the Procurement shall require LMDT’s prior written consent.

ARTICLE 15:  ASSIGNMENT

No Party shall assign its rights or duties under this Teaming Agreement in whole or in part without prior written approval of the other Party which approval shall not be unreasonably withheld or delayed except in the event of: (a) assignment by a Party to a wholly owned subsidiary or its affiliate, provided the assigning party shall remain liable and responsible to the other Party for the performance of this Teaming Agreement; or (b) corporate reorganization.

ARTICLE 16: NON-SOLICITATION OF EMPLOYEES

It is expressly agreed and understood by the Parties that neither shall solicit personnel of the other Party who are engaged in pursuit of this Program for the purpose of inducing them to join such other Party’s employ during the course of this Agreement and any resulting subcontract hereunder.  The foregoing shall not prohibit any Party from hiring any person as a result of the use of an independent employment agency (so long as the agency was not directed to solicit such person) or as the result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of the Parties.

ARTICLE 17:  NOTICES

All formal notices under this Agreement shall be sent via Facsimile and confirmed with a signed copy sent via regular mail as follows:

LMDT: 1801 ST RT 17C Owego, NY 13827-3998 607 751 2570	GUARDIAN Technologies 21351 Ridgetop Circle Suite 300 Dulles, VA 20166 703 654 6005

Either Party may change the address to which such notice is directed by seven (7) days prior written notice to the other Party.  Notices will be effective upon receipt of the facsimile during regular business hours, Monday through Friday, 8:00 a.m. to 5:00 p.m., recipient’s local time, or one (1) hour after the next regular business day begins if received on a non-business day.

ARTICLE 18:  GOVERNING LAW

Regardless of its place of negotiation, execution, or performance, this Agreement shall be governed by the laws of the State of New York, except as to its principles of conflicts of laws, and the Parties agree to submit to the jurisdiction of the State of Virginia in any action brought by a Party concerning the Agreement or the performance hereof.

ARTICLE 19:  INDEMNIFICATION

The Parties shall indemnify and hold the other harmless from any and all claims, actions, damages and liabilities (including reasonable attorney’s fees) arising directly and proximately out of the indemnifying Party’s negligence, or willful, wanton or reckless conduct resulting in death or bodily injury or damage to any real or tangible personal property.

ARTICLE 20:  ENTIRE AGREEMENT

This Agreement, including the referenced Attachments, constitutes the entire understanding and agreement of the Parties, superseding all prior representations, with the exception of an instrument in writing of subsequent date duly executed by the authorized representatives of the Parties.  The paragraph headings herein are for convenience only and shall not limit in any way the scope of this Agreement.  If any term, provision, covenant, or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions shall continue in full force and effect as if this Agreement had been executed without the invalid portion and the remaining provisions shall be interpreted to give force and effect to the intent of the Parties without the eliminated provision(s).

ARTICLE 21:  SEVERABILITY

If, and only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

ARTICLE 22:  COUNTERPARTS

This Agreement may be executed via facsimile signature and in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same document.

LOCKHEED MARTIN DISTRIBUTION TECHNOLOGIES	GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

SIGNATURE:  /s/ Kevin Westfall

______

SIGNATURE: /s/ Michael W. Trudnak_____

BY:

Kevin Westfall

BY:

Michael W. Trudnak

TITLE:  Director Subcontracts

TITLE:  Chief Executive Officer

DATE:

12-20-2004

DATE:  12-17-2004

ATTACHMENT  1

PROPRIETARY INFORMATION AGREEMENT

AECI Number 9649S Applies

ATTACHMENT  2

DESCRIPTION OF WORKSHARE

LMDT will act as the Prime contractor, in this role LMDT will provide program management, systems engineering support, expertise in material handling systems and technologies and threat detection capabilities and technologies. LMDT will provide level one and level two Help Desk support for trouble calls or customer calls for assistance. LMDT will act as the primary interface to the Customer. LMDT will lead efforts in developing a Concept of Operations (CONOPS) relating to the implementation of PinPoint™ and a Return on Investment (ROI) model that will form the basis of determining market value and value to the Customer.

GUARDIAN will provide expertise in threat detection technologies via their PinPoint™ product.  GUARDIAN will be responsible for enhancing the capabilities of PinPoint™, system engineering required to effectively implement PinPoint™ in current Customer equipment by providing software engineering, data base administration, data analysis, and statistical analysis. GUARDIAN will participate in the testing of PinPoint™, development of action plans necessary to implement additional functionality in PinPoint™ along with associated estimates of cost and schedule. GUARDIAN will provide PinPoint™ software upgrades and fixes as required and make those releases available to LMDT.  GUARDIAN will provide level three Help Desk support for trouble calls or customer calls for assistance, these calls will be forwarded by LMDT.  Installation and support activities associated with PinPoint™ shall be accomplished by LMDT with GUARDIAN providing support on an as needed basis.  GUARDIAN will support development, updating and maintenance of all Application Program Interfaces (API) necessary to successfully integrate PinPoint™ with other manufacturers threat detection equipment (to include supporting equipment, e.g. computers etc), software, network protocols etc.  GUARDIAN will provide LMDT with a license to run the PinPoint™ software on-site (within an LMDT facility).   GUARDIAN will also provide support to run and test PinPoint™.  LMDT agrees that the PinPoint™ software will be used to further develop its integration potential to include integration with other LMDT developed software.  GUARDIAN will provide the necessary hardware specifications to run PinPoint™.

Endnotes

RES 122082v2

17